EXHIBIT 99.3

HARLEYSVILLE NATIONAL CORPORATION
DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

SAFEKEEPING DEPOSIT FORM

Please deposit the attached Harleysville National Corporation common stock certificate(s) for safekeeping into my Dividend Reinvestment and Stock Purchase Plan account. Certificates need NOT be endorsed. If you are not currently enrolled in the plan, an enrollment form must accompany this form.

Complete information below, sign, date and return to:

American Stock Transfer & Trust Company LLC
ATTN: Shareholder Relations Department
6201 15th Avenue
Brooklyn, NY  11219
Phone 1- 877-534-8323

ACCOUNT NAME AND ADDRESS (Please print)

Name(s) of Account Owner(s)

Mailing Address                                 City                      State              Zip

Account Number                                         Social Security/Tax I.D. Number

Please list all attached stock certificates below: (If more space is needed, please use reverse side of form.)

Certificate No	Dated	Number of Shares

TOTAL SHARES DEPOSITED _______________________

Signature of Account Owner(s)                                           Date

Signature of Account Owner(s)                                                  Date

Note: Signature(s) must agree in all respects with the name(s) on stock certificate(s).

To ensure against loss resulting from mailing certificates, it is recommended that certificates be mailed via registered mail, properly insured, with return receipt requested.